Exhibit 99.01

Press Release www.shire.com

Third quarter 2008 results date notification – 29 October 2008

Basingstoke, UK – October 15, 2008 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will announce third quarter 2008 earnings on Wednesday 29 October 2008.

Results press release will be issued at:	12:00 GMT / 08:00 EDT
Investor conference call time:	14:00 GMT / 10:00 EDT

Live conference call for investors:

Angus Russell, Chief Executive Officer and Graham Hetherington, Chief Financial Officer will host the investor and analyst conference call at 14:00 GMT/10:00 EDT.

The details of the conference call are as follows:

UK and International dial in	44 (0)20 7806 1951
US dial in:	1 718 354 1385
Password/Conf ID:	4688205
Live Webcast:*	http://www.shire.com/shire/InvestorRelations/presentations.jsp?tn=2&m1=21

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for one year.  Details are as follows:

UK and International dial in	44 (0)20 7806 1970
US dial in	1 718 354 1112
Pin code	4688205#
Webcast replay:*	http://www.shire.com/shire/InvestorRelations/presentations.jsp?tn=2&m1=21

* Email verification is required

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Ricki Greenwood (North America)	+1 484 595 8517

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX